EXHIBIT 99.2

                    Certification of Chief Financial Officer
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

     In connection with this annual report on Form 10-KSB of Tennessee Valley Financial Holdings, Inc. I, Mark B. Holder, Senior Vice President (principal accounting and financial officer) of Tennessee Valley Financial Holdings, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Tennessee Valley Financial Holdings, Inc.

Date:  March 31, 2003                          /s/ Mark B. Holder
                                               ---------------------------------
                                               Mark B. Holder
                                               Senior Vice President (principal
                                               accounting and financial officer)